MAGIC PROMOTION, INC. AND
                         MOVIETIME ENTERTAINMENT, INC.

              HISTORICAL SUPPLEMENTAL POOLED FINANCIAL STATEMENTS

                    PERIODS ENDED JUNE  30, 1996, AND 1995


                                   CONTENTS

Historical Supplemental Pooled Financial Statements

Table of Contents                                                   1

Historical Supplemental Pooled Balance Sheets June 30, 1996
  and December 31, 1995                                             2

Historical Supplemental Pooled Statements of Income for the
  six months ended June 30, 1996 and 1995, respectively, and
  for the year ended December 31, 1995                              3

Historical Supplemental Pooled Statements of Changes in
  Stockholders' Equity                                              4

Historical Supplemental Pooled Statements of Cash Flows for the
   six months ended June 30, 1996 and 1995, respectively, and
  for the year ended December 31, 1995                              5

Notes to Historical Supplemental Pooled Financial Statements        6



See accompanying notes.


                        MAGIC PROMOTION, INC. AND
                     MOVIETIME ENTERTAINMENT, INC.

              HISTORICAL SUPPLEMENTAL POOLED BALANCE SHEETS


                                                                    JUNE 30,             DECEMBER 31,
                                                                        1996                     1995
                                                                   (UNAUDITED)
                                                              -----------------------------------------
Assets
Current assets:
  Cash and cash equivalents ...........................           $1,149,294               $  734,945
  Accounts receivable .................................            2,016,048                1,107,451
  Preproduction costs, net ............................              227,164                1,508,314
  Notes receivable from affiliates ....................               75,000                  159,520
  Other current assets ................................              102,809                  353,463
                                                              -----------------------------------------
Total current assets ..................................            3,570,285                3,863,693

Property and equipment, net ...........................            1,174,674                1,237,218
Investments in partnerships ...........................              691,382                  199,677
Advances and deposits .................................              997,278                  293,850
Deferred costs ........................................              341,040                  207,823
Management agreements, net ............................              342,255                  364,415
                                                              -----------------------------------------
Total assets ..........................................           $7,116,914               $6,171,153
                                                              =========================================

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable and accrued
   liabilities ........................................           $1,111,785               $1,112,742
  Current maturities of long-term debt208,080 .........              137,870
  Short-term debt .....................................            1,518,133                1,128,138
  Due to affiliates ...................................              979,179                  695,401
                                                              -----------------------------------------
Total current liabilities .............................            3,817,177                3,074,151
                                                              -----------------------------------------
Long-term debt, less current
  maturities ..........................................              565,500                  392,699
Commitments and contingencies
Minority interests ....................................              628,992                1,496,453

Stockholders' equity:
  Common stock, $1 par value; 100
   shares authorized; 100 shares
   issued and outstanding .............................                  100                      100
  Additional paid-in capital ..........................            1,056,489                1,056,489
  Retained earnings ...................................            1,048,656                  151,261
                                                              -----------------------------------------
Total stockholders' equity ............................            2,105,245                1,207,850
                                                              -----------------------------------------
Total liabilities and stockholders'
  equity ..............................................           $7,116,914               $6,171,153
                                                              =========================================

See accompanying notes.

                        MAGIC PROMOTION, INC. AND
                      MOVIETIME ENTERTAINMENT, INC.

           HISTORICAL SUPPLEMENTAL POOLED STATEMENTS OF INCOME

                                                                          JUNE 30,                 DECEMBER 31,
                                                                   1996               1995               1995
                                                              -----------------------------------------------------
                                                                      (UNAUDITED)

Revenues:
  Production ...........................................       $16,361,156        $14,721,453       $ 31,638,078
  Promotion ............................................         5,126,007          4,573,186          6,668,672
  Merchandising ........................................           297,632            518,745          1,160,519
  Other ................................................           369,330            212,503          1,237,126
                                                              -----------------------------------------------------
                                                                22,154,125         20,025,887         40,704,395
                                                              -----------------------------------------------------

Operating expenses:
  Talent and other show ................................        17,974,772         14,922,179         33,346,544
  Salaries, wages and benefits..........................           747,411            474,335          1,351,312
  Cost of goods sold ...................................           249,937            306,811            408,697
  General and administrative1,118,815 606,083 ..........         1,118,815            606,083          1,393,605
                                                              -----------------------------------------------------
                                                                20,090,935         16,309,408         36,500,158
                                                              -----------------------------------------------------

Income from operations .................................         2,063,190          3,716,479          4,204,237

Other income (expense):
  Interest income ......................................             4,786             30,148            108,427
  Interest expense .....................................          (174,170)            (8,394)           (65,318)
  From investments in noncombined
   productions .........................................            27,165            270,812            418,679
  Minority interests ...................................          (513,137)        (1,654,605)        (1,688,531)
                                                              -----------------------------------------------------
Net income .............................................         1,407,834          2,354,440          2,977,494

Pro forma adjustments for income taxes                            (702,677)          (918,232)        (1,318,378)
                                                              -----------------------------------------------------
Pro forma net income ...................................      $    705,157       $  1,436,208       $  1,659,116
                                                              =====================================================

See accompanying notes.


                        MAGIC PROMOTION, INC. AND
                      MOVIETIME ENTERTAINMENT, INC.

    HISTORICAL SUPPLEMENTAL POOLED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                 ADDITIONAL
                                                                 PAID-IN          RETAINED
                                                     STOCK       CAPITAL          EARNINGS              TOTAL
                                                ----------------------------------------------------------------

Balances, December 31, 1994$ ..............      $    100      $   934,151$      $  666,803          $1,601,054

Contribution of net assets for
  common stock ............................          --            122,338               --             122,338

Distributions .............................          --                 --       (3,493,036)         (3,493,036)

Net income ................................          --                 --        2,977,494           2,977,494
                                                ----------------------------------------------------------------

Balances, December 31, 1995 ...............           100        1,056,489          151,261           1,207,850

Distributions .............................          --                 --         (510,439)           (510,439)

Net income ................................          --                 --        1,407,834           1,407,834
                                                ----------------------------------------------------------------

Balances, June 30, 1996 ...................      $    100      $ 1,056,4$9       $1,048,656          $2,105,245
                                                =================================================================


See accompanying notes.
                                        4



                        MAGIC PROMOTION, INC. AND
                      MOVIETIME ENTERTAINMENT, INC.

         HISTORICAL SUPPLEMENTAL POOLED STATEMENTS OF CASH FLOWS


                                                              JUNE 30,             DECEMBER 31,
                                                         1996           1995           1995
                                                     -------------------------------------------

Operating activities
  Net income .....................................   $ 1,407,$34      2,354,4$0      2,977,494
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
   Depreciation and amortization .................     1,396,431        674,426      2,380,890
   Write-down of investment in partnerships ......          --           49,994        101,994
   Minority interest .............................       513,137      1,654,605      1,688,531
   (Increase) decrease in:
     Accounts receivable .........................      (908,567)       162,741       (582,279)
     Other current assets ........................       250,654       (193,764)      (282,335)
     Preproduction costs .........................          --         (399,685)    (2,690,538)
     Advances and deposits .......................      (703,428)       (74,532)
   Increase (decrease) in:
     Accounts payable and accrued liabilities ....          (957)      (939,009)      (988,351)
                                                     -------------------------------------------
Net cash provided from operating activities ......     1,955,104      3,303,098      2,530,874
                                                     -------------------------------------------

Investing activities
  Notes receivable from affiliates ...............        84,520       (246,682)       375,537
  Purchase of property and equipment .............       (14,198)      (136,449)      (959,137)
  Investments in partnerships ....................      (491,705)        85,958        150,665
  Investments in management and
   booking agreements ............................       (16,379)       (24,998)       (41,914)
                                                     -------------------------------------------
Net cash used in investment activities ...........      (437,762)      (322,171)      (474,849)
                                                     -------------------------------------------

Financing activities
  Due to affiliates ..............................       283,778           --          533,901
  Proceeds of borrowings .........................       859,995        301,608      1,731,326
  Repayment of  borrowings .......................      (226,989)      (137,989)      (264,985)
  Increase in offering costs .....................      (133,217)       (88,054)      (113,361)
  Distributions to minority interests ............    (1,380,598)    (2,248,789)    (2,740,158)
  Capital contributions from minority interests ..          --             --        1,125,774
  Distributions ..................................      (510,439)    (1,569,378)    (3,493,036)
  Capital contributions ..........................          --             --             --
Net cash used by financing activities ............    (1,107,470)    (3,742,602)    (3,220,539)
                                                     -------------------------------------------
Net increase (decrease) in cash
  and cash equivalents ...........................       409,872       (761,675)    (1,164,514)
Cash and cash equivalents at
  beginning of period ............................       739,422      1,903,936      1,903,936
                                                     -------------------------------------------
Cash and cash equivalents at
  end of period ..................................   $ 1,149,294    $ 1,142,261        739,422
                                                     ===========================================
Supplemental disclosures of cash flow information:
  Cash paid during the year fo$ interest .........   $    72,350          8,394    $    60,488
                                                     ===========================================
Non-cash investing and financing activities:
Contribution of assets, net of liabilities assumed
   of $37,162 ....................................   $      --      $      --      $   122,338
Distribution of notes receivab$e to affi$iates ...          --             --      $   809,563


See accompanying notes.

                            Magic Promotion, Inc. and
                         Movietime Entertainment, Inc.
          Notes to Historical Supplemental Pooled Financial Statements

                                 June 30, 1996



1.  Basis of Presentation

The accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

2.  Subsequent Events

On July 30, 1996, the Company, along with other entities affiliated through common ownership, became, wholly-owned subsidiaries of Magicworks Entertainment Incorporated (Magicworks) through a stock exchange transaction. Contemporaneous with this transaction, Magicworks consummated a $10 million private placement offering of units consisting of unsecured senior convertible notes and common stock. Also, contemporaneous with these transactions, Magicworks merged with and into Shadow Wood Corporation, an inactive public company.


See accompanying notes.